SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 Schedule 13D

                   Under the Securities Exchange Act of 1934
                              (Amendment No.    )

                           TENNEY ENGINEERING, INC.
                               (Name of Issuer)

                    Common Stock, Par Value $.10 per share
                        (Title of Class of Securities)

                                  880625-10-8
                                (CUSIP Number)

                               Walter Gottesman
                         c/o Tenney Engineering, Inc.
                             1090 Springfield Road
                    Union, New Jersey 07083  (201) 686-7870
                 (Name, Address and Telephone Number of Person
               Authorized to Receive Notices and Communications)

                               November 22, 1982
                     (Date of Event which Requires Filing
                              of this Statement)

If the filing person has previously filed a statement on Schedule
13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or
(4), check the following box.

Check the following box if a fee is being paid with the statement
X. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filed out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                       (Continued on following page(s))
                               Page 1 of 3 Pages
CUSIP No. 880625-10-8
                           13D            Page 2 of 3 Pages

 1    NAME OF REPORTING PERSON
      S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

            Robert S. Schiffman ####-##-####

 2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP*
                                                         (a)

                                                         (b)

 3    SEC USE ONLY

 4    SOURCE OF FUNDS*

 5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
      PURSUANT TO ITEMS 2(d) or 2(e)

 6    CITIZENSHIP OR PLACE OF ORGANIZATION

            U.S.A.

 NUMBER OF              7     SOLE VOTING POWER
   SHARES                           230,032
BENEFICIALLY            8     SHARED VOTING POWER
  OWNED BY                              533
    EACH                9     SOLE DISPOSITIVE POWER
  REPORTING                         230,032
   PERSON              10     SHARED DISPOSITIVE POWER
    WITH                                533

11    AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
            230,565

12    CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN
      SHARES* X
            Excludes 42,798 shares registered in the names of minor children of Mr. Robert S. Schiffman

13    PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
            10.4%

14    TYPE OF REPORTING PERSON*
            IN

                     *SEE INSTRUCTIONS BEFORE FILLING OUT!
Item 1.Security and
                    Issuer.

            Common Stock of Tenney Engineering, Inc. ("Tenney"), 1090 Springfield Road, Union, New Jersey 07083

Item 2.     Identity and Background.

            The reporting person is Robert S. Schiffman, a United States citizen, whose business address is c/o Tenney Engineering, Inc., 1090 Springfield Road, Union, New Jersey 07083. Mr. Schiffman's principal occupation is President of Tenney. Mr. Schiffman has had no involvement in any judicial or administrative proceeding of a type required to be disclosed hereunder.

Item 3.     Source and Amount of Funds or Other Consideration.

            Not Applicable.

Item 4.     Purpose of Transaction

            The reporting person is President and a Director of Tenney, and may, with his immediate family, be in control of Tenney. The reporting person's holdings of Tenney stock were previously included in filings made by a group which has now been dissolved. Accordingly, the reporting person is now filing separately.

Item 5.     Interest in Securities of the Issuer.

            As of the date hereof, the reporting person owns an aggregate of 230,032 shares of Tenney common stock as to which he has sole voting and dispositive power. In addition, the reporting person shares voting and dispositive power with respect to 533 shares of Tenney common stock registered in the name of his wife. The aggregate number of shares, 230,565, represents approximately 10.4% of Tenney' outstanding shares.

            The reporting person sold 5,000 shares of Tenney common stock by means of sales effected on the American Stock Exchange by a registered securities dealer. The dates of these sales were November 5, 1982, November 16, 1982 and November 17, 1982 and the average price per share of the shares sold was $4.93.

Item 6.     Contracts, Arrangements, Understandings or Relationships
              with Respect to Securities of the Issuer.

            Not Applicable.

Item 7.     Material to be filed as Exhibits.

            Not Applicable.

      After reasonable inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

Date

s/Robert S. Schiffman
Signature

Robert S. Schiffman
Name